UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 6, 2010

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 6, 2010, New Frontier Media, Inc.’s (the “Company”) wholly owned subsidiary, Colorado Satellite Broadcasting, Inc., a Colorado corporation (“CSB”), entered into an Amended and Restated Affiliation Agreement for DTH Satellite Exhibition of Cable Network Programming (the “Agreement”) with DIRECTV, Inc. (“DIRECTV”).  The Agreement, which the parties agreed would be effective as of June 15, 2010, supersedes and replaces the prior agreement with DIRECTV that expired in accordance with its stated terms on October 14, 2009.  Under the Agreement, DIRECTV, through two channels, will distribute adult programming television networks owned and operated by CSB.  Except with respect to the provisions requiring DIRECTV to maintain a number of channels for an additional period of time if certain revenue targets were achieved by the channels, the remaining terms of the Agreement are substantially similar in all material respects to those included in the expired agreement, including DIRECTV’s right to discontinue carriage of either of the channels without penalty and with little advance notice.  The Agreement is expected to be filed, with confidential portions redacted, as an exhibit to our quarterly report on Form 10-Q for the quarter ending June 30, 2010.  Investors are encouraged to read the Agreement in its entirety when it becomes available because it contains important terms not discussed in this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2010	NEW FRONTIER MEDIA, INC.

	By:	/s/ Michael Weiner
Name: Michael Weiner
Title: Chief Executive Officer